UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2022, Twitter, Inc. (“Twitter”) announced its entry into an Agreement and Plan of Merger, dated as of April 25, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among X Holdings I, Inc. (“Parent”), X Holdings II, Inc., a wholly owned subsidiary of Parent (“Acquisition Sub”), and, solely for the purpose of certain provisions of the Merger Agreement, Elon R. Musk. The Merger Agreement provides for Acquisition Sub to be merged with and into Twitter, with Twitter surviving as a wholly owned subsidiary of Parent (the “Merger”).

In connection with the Merger, Twitter held a Special Meeting of Stockholders on September 13, 2022, at 10:00 a.m., Pacific time (the “Special Meeting”).

There were 765,246,152 shares of common stock, par value $0.000005 per share, of Twitter (the “Shares”) issued and outstanding as of July 22, 2022, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 459,644,039 Shares were present in person or represented by proxy, representing approximately 60.1% of the voting power of the Shares as of the Record Date, which constituted a quorum. Holders of approximately 59.2% of the outstanding Shares voted to adopt the Merger Agreement.

The following are the voting results of the proposals considered and voted on at the Special Meeting, each of which is described in detail in Twitter’s definitive proxy statement, dated July 26, 2022 (the “Proxy Statement”).

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Proposal 1: To adopt the Merger Agreement.	453,106,848	4,149,957	2,387,234	0

Proposal 1 was approved.

Proposal 2: To approve, on a non-binding, advisory basis, the compensation that will or may become payable by Twitter to its named executive officers in connection with the merger.	427,753,082	22,482,821	9,408,136	0

Proposal 2 was approved.

In light of the approval of Proposal 1, Proposal 3 described in the Proxy Statement (relating to the adjournment of the Special Meeting if necessary or appropriate) was rendered moot and was not presented at the Special Meeting.

Item 8.01	Other Events.

On September 13, 2022, Twitter issued a press release announcing the preliminary results of the Special Meeting. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TWITTER, INC.

Date: September 14, 2022	By: /s/ Vijaya Gadde
Name: Vijaya Gadde
Title: Chief Legal Officer and Secretary